Exhibit 99.(n)(5)

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

FORM OF AMENDMENT TO AMENDED AND RESTATED MULTIPLE CLASS (18f-3) PLAN

          AMENDMENT dated November 30, 2007, to the Amended and Restated Multiple Class Plan, dated February 14, 2006 (the “Plan”), adopted by TIAA-CREF Institutional Mutual Funds (the “Trust”) in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

          WHEREAS, the Trust has established three new series—Enhanced Large-Cap Growth Index Fund, Enhanced Large-Cap Value Index Fund and Enhanced International Equity Index Fund (collectively, the “New Funds”), and would like the Plan to apply to each of the New Funds;

          NOW, THEREFORE, the Plan is amended as follows:

1. The Plan shall be amended by replacing the existing Exhibit A with the schedule attached hereto.

IN WITNESS WHEREOF, the Trust hereby acknowledges this Amendment to the Plan.

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

By:
Title:

EXHIBIT A

Growth Equity Fund
Growth & Income Fund
International Equity Fund
Large-Cap Value Fund
Mid-Cap Growth Fund
Mid-Cap Value Fund
Small-Cap Equity Fund
Large-Cap Growth Index Fund
Large-Cap Value Index Fund
Equity Index Fund
S&P 500 Index Fund
Mid-Cap Growth Index Fund
Mid-Cap Value Index Fund
Mid-Cap Blend Index Fund
Small-Cap Growth Index Fund
Small-Cap Value Index Fund
Small-Cap Blend Index Fund
International Equity Index Fund
Social Choice Equity Fund
Real Estate Securities Fund
Bond Fund
Inflation-Linked Bond Fund
Money Market Fund
Large-Cap Growth Fund
Bond Plus Fund II
Managed Allocation Fund II
High-Yield Fund II
Tax-Exempt Bond Fund II
Short-Term Bond Fund II
Enhanced Large-Cap Growth Index Fund
Enhanced Large-Cap Value Index Fund
Enhanced International Equity Index Fund